EXHIBIT 24.1


                           LONG BEACH SECURITIES CORP.

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any of Jeffery A. Sorensen, Ross Vincenti, Michael J. Giampalo and James R. Guerin as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Long Beach Securities Corp.), to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                                   TITLE                                       DATE
/s/Craig J. Chapman                         Director and President                      July 18, 2000
------------------------------------
Craig J. Chapman


/s/Troy Gotschall                           Director and Executive                      July 18, 2000
---------------------------------------     Vice President
Troy Gotschall


/s/Elizabeth A. Wood                        Director and Senior                         July 18, 2000
------------------------------------        Vice President
Elizabeth A. Wood